EXHIBIT 1.9

ARTICLES OF AMALGAMATION AND REGISTRATION STATEMENT OF THE COMPANY
DATED DECEMBER 30, 2003

Certified Copy

Articles of Amalgamation
For
HAWKER RESOURCES INC.

Share Structure:	THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Share Transfers Restrictions:	NONE.
Number of Directors:	
Min Number of Directors:	1
Max Number of Directors:	11
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Registration Authorized By: Y. BETH RILEY
SOLICITOR

SCHEDULE OF SHARE CAPITAL

The Corporation is authorized to issue:

(a) One class of shares, to be designated as "Common Shares", in an unlimited number;

(b) One class of shares, to be designated as "Class A Shares", in an unlimited number;

(c) One class of shares, to be designated as "Preferred Shares", issuable in series, in an unlimited number;

(d) One series of shares, to be designated as "Voting Preferred Shares, Series V, limited in number to two million one hundred fifty two thousand four hundred sixty five (2,152,465); and

(e) One series of shares, to be designated as "Non-Voting Preferred Shares, Series W, limited in number to three million eight hundred seventy four thousand four hundred thirty seven (3,874,437).

The rights, privileges and restrictions of the Common Shares, Class A Shares, Preferred Shares, Voting Preferred Shares, Series V and Non-Voting Preferred Shares, Series W are as follows:

1. There shall be attached to the Common Shares the following rights, privileges, restrictions and conditions, namely:

(a) The holders of Common Shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation and shall have one (1) vote thereat for each such Common Share so held.

(b) The holders of Common Shares shall be entitled to receive such dividend as the directors may from time to time, by resolution, declare.

(c) The holders of Common Shares shall be entitled to share equally in the assets of the Corporation remaining upon liquidation of the Corporation after the creditors of the Corporation have been satisfied.

2. There shall be attached to the Class A Shares the following rights, privileges, restrictions and conditions, namely:

(a) the holders of the Class A Shares shall not be entitled (except as expressly provided in the Business Corporations Act) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at such meeting.

(b) The holders of Class A Shares shall be entitled to receive such dividend as the directors may from time to time, by resolution, declare.

(c) The holders of Class A Shares shall be entitled to share equally in the assets of the Corporation remaining upon liquidation of the Corporation after the creditors of the Corporation have been satisfied.

3. There shall be attached to the Preferred Shares the following rights, privileges, restrictions and conditions, namely:

(a) The Preferred Shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions;

(b) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, be entitled to preference over the Common Shares and Class A Shares, and over any other shares of the Corporation ranking by their terms junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and Class A Shares, and any other shares of the Corporation ranking by their terms junior to the Preferred Shares as may be fixed in accordance with subclause (a) above; and

(c) If any cumulative dividends or amount payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate ratably in respect of accumulated dividends and return of capital.

4. The 2,152,465 Voting Preferred Shares, Series V ("Series V Shares") in the capital of the Corporation shall have attached thereto the following rights, restrictions, conditions and privileges:

ARTICLE I
GENERAL RIGHTS

1.1 In these articles pertaining to the Series V Shares, unless the context otherwise requires:

(a) "Common Shares" means the common shares in the

authorized capital of the Corporation;

(b) "holder" means a holder of one or more outstanding Series V Shares as shown at any time and from time to time on the securities register of holders of Series V Shares as maintained by the Corporation in accordance with the Business Corporations Act (Alberta); and

(c) "Voting Basis" means the number of votes attached to an issued and outstanding Series V Share, which is one vote for each share, subject to adjustment in accordance with Article III hereof.

1.2 The holders of the Series V Shares are:

(a) Voting Rights: entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation (except meetings at which only holders of a specified class, other than Common Shares, or series of shares are entitled to vote), and are entitled to exercise the right to vote in respect of each Series V Share held on the Voting Basis;

(b) Dividend Rights: not entitled to receive any dividend; and

(c) Liquidation, Dissolution or Winding-Up: not entitled to participate in the distribution of property or assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs other than payment of the redemption price specified in Article II hereof.

ARTICLE II
REDEMPTION

2.1 The Series V Shares shall be and shall be deemed to be redeemed without further notice, formality, or payment on a one-for-one basis at a price of $0.00287851 per share immediately and concurrently upon the earlier of (i) the issuance of Common Shares upon the exercise of Series A Warrants of the Corporation in accordance with the terms and conditions of the Series A Warrants, and (ii) the expiry of the Series A Warrants, and upon any such redemption all Series V Shares acquired by the Corporation shall be cancelled.

ARTICLE III
ADJUSTMENT

3.1 If and whenever at any time a Series V Share is outstanding, the Corporation:

(a) subdivides (or changes) the outstanding Common Shares into a greater number of shares;

(b) consolidates (or reduces or combines) the outstanding Common Shares into a lesser number of shares; or

(c) issues Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend (other than the issue of Common Shares to holders of Common Shares pursuant to their exercise of an option to receive dividends in the form of Common Shares in lieu of cash paid in the ordinary course on the Common Shares) or other distribution,

the Voting Basis is, on and after the effective date of such subdivision, consolidation or issuance, as the case may be, appropriately adjusted, and any holder of outstanding Series V Shares is entitled to exercise the voting rights attached to those Series V Shares, to maintain (by increase or reduction, as the case may be) the holder's proportionate voting position in respect of the outstanding Common Shares as of the effective date thereof. Any such adjustment is to be made successively whenever any event referred to in this section 3.1 occurs.

3.2 The adjustments provided for herein are cumulative and apply (without duplication) to successive events resulting in any adjustments.

3.3 Forthwith after any adjustment hereunder, the Corporation shall file, with its Transfer Agent, a certificate certifying as to the nature of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment.

3.4 If, in the opinion of the board of directors of the Corporation, the provisions of this Article III are not strictly applicable, or if strictly applicable would not fairly protect the rights of the holders of the Series V Shares in accordance with the intent and purposes hereof, the board of directors shall make any adjustment in such provisions as the board of directors deems appropriate having regard to the best interests of the holders of the Series V Shares.

5. The 3,874,437 Non-Voting Preferred Shares, Series W ("Series W Shares") in the capital of the Corporation shall have attached thereto the following rights, restrictions, conditions and privileges:

ARTICLE I
GENERAL RIGHTS

1.1 In these articles pertaining to the Series W Shares, unless the context otherwise requires:

(a) "Class A Shares" means the Class A shares in the authorized capital of the Corporation; and

(b) "holder" means a holder of one or more outstanding

Series W Shares as shown at any time and from time to time on the securities register of holders of Series W Shares as maintained by the Corporation in accordance with the Business Corporations Act (Alberta).

1.2 The holders of the Series W Shares are:

(a) Voting Rights: not entitled to receive notice of or to attend or vote at any meeting of the holders of shares other than the Series W Shares of the Corporation (except meetings at which the holders of the Series W Shares are entitled by law to vote);

(b) Dividend Rights: not entitled to receive any dividend; and

(c) Liquidation, Dissolution or Winding-Up: not entitled to participate in the distribution of property or assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs other than payment of the redemption price specified in Article II hereof.

ARTICLE II
REDEMPTION

2.1 The Series W Shares shall be and shall be deemed to be redeemed without further notice, formality, or payment on a one-for-one basis at a price of $0.00287851 per share immediately and concurrently upon the earlier of (i) the issuance of Class A Shares upon the exercise of Series A Warrants of the Corporation in accordance with the terms and conditions of the Series A Warrants, and (ii) the expiry of the Series A Warrants, and upon any such redemption all Series W Shares acquired by the Corporation shall be cancelled.

SCHEDULE OF OTHER PROVISIONS

(a) The directors of the Corporation may, without authorization of the shareholders:

(i) borrow money on the credit of the Corporation;

(ii) issue, reissue, sell or pledge debt obligations of the Corporation;

(iii) subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligations of the Corporations.

(b) The directors may, by resolution, delegate the powers refereed to in subsection (a) hereof to a director, a committee of directors or an officer.

(c) The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of Corporation.

(d) Meetings of the shareholders may be held at any place within Canada or the United Sates of America.

Certified Copy

Amalgamate Alberta Corporation - Registration Statement

Service Request Number:	5638485
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	HAWKER RESOURCES INC.
French Equivalent Name:	
Nuans Number:	
Nuans Date:	
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	4500, 855 - 2ND STREET S.W.
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K7

RECORDS ADDRESS

Street:	
Legal Description:	
City:	
Province:	
Postal Code:	

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	
City:	
Province:	
Postal Code:	
Internet Mail ID:	

Share Structure:	THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Share Transfers Restrictions:	NONE.
Number of Directors:	
Min Number Of	

Directors:	1
Max Number Of Directors:	11
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2003/12/30

Director

Last Name:	KENWAY
First Name:	BRUCE
Middle Name:	J.
Street/Box Number:	#22, 3201 RIDEAU PLACE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2S 2T1
Country:	
Resident Canadian:	Y
Named On Stat Dec:	

Last Name:	TUER
First Name:	DAVID
Middle Name:	A.
Street/Box Number:	12832 CANSO CRESCENT S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2W 3B1
Country:	
Resident Canadian:	Y
Named On Stat Dec:	

Last Name:	LAMBERT
First Name:	MARTIN
Middle Name:	A.
Street/Box Number:	4500, 855 - 2ND STREET S.W.
City:	CALGARY
Province:	ALBERTA

Postal Code: T2P 4K7
Country:
Resident Canadian: Y
Named On Stat Dec: Y

Last Name: SMITH
First Name: KEITH
Middle Name: T.
Street/Box Number: 532 ALEXANDER CRESCENT N.W.
City: CALGARY
Province: ALBERTA
Postal Code: T2N 4V1
Country:
Resident Canadian: Y
Named On Stat Dec:

Last Name: MATHISON
First Name: RONALD
Middle Name: P.
Street/Box Number: 1203 COLBORNE CRES. S.W.
City: CALGARY
Province: ALBERTA
Postal Code: T2T 0R2
Country:
Resident Canadian: Y
Named On Stat Dec:

Last Name: GRAD
First Name: STAN
Middle Name: G.P.
Street/Box Number: 2500, 500 - 4TH AVENUE S.W.
City: CALGARY
Province: ALBERTA
Postal Code: T2P 2V6
Country:
Resident Canadian: Y
Named On Stat Dec:

Amalgamating Corporation

Corporate Access Number	Legal Entity Name

205993868	HAWKER RESOURCES INC.
208904276	POINTWEST ENERGY INC.

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Statutory Declaration	10000802000450342	2003/12/30
Share Structure	ELECTRONIC	2003/12/30
Other Rules or Provisions	ELECTRONIC	2003/12/30

Registration Authorized By: Y. BETH RILEY
SOLICITOR

SCHEDULE OF SHARE CAPITAL

The Corporation is authorized to issue:

(a) One class of shares, to be designated as "Common Shares", in an unlimited number;

(b) One class of shares, to be designated as "Class A Shares", in an unlimited number;

(c) One class of shares, to be designated as "Preferred Shares", issuable in series, in an unlimited number;

(d) One series of shares, to be designated as "Voting Preferred Shares, Series V, limited in number to two million one hundred fifty two thousand four hundred sixty five (2,152,465); and

(e) One series of shares, to be designated as "Non-Voting Preferred Shares, Series W, limited in number to three million eight hundred seventy four thousand four hundred thirty seven (3,874,437).

The rights, privileges and restrictions of the Common Shares, Class A Shares, Preferred Shares, Voting Preferred Shares, Series V and Non-Voting Preferred Shares, Series W are as follows:

1. There shall be attached to the Common Shares the following rights, privileges, restrictions and conditions, namely:

(a) The holders of Common Shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation and shall have one (1) vote thereat for each such Common Share so held.

(b) The holders of Common Shares shall be entitled to receive such dividend as the directors may from time to time, by resolution, declare.

(c) The holders of Common Shares shall be entitled to share equally in the assets of the Corporation remaining upon liquidation of the Corporation after the creditors of the Corporation have been satisfied.

2. There shall be attached to the Class A Shares the following rights, privileges, restrictions and conditions, namely:

(a) the holders of the Class A Shares shall not be entitled (except as expressly provided in the Business Corporations Act) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at such meeting.

(b) The holders of Class A Shares shall be entitled to receive such dividend as the directors may from time to time, by resolution, declare.

(c) The holders of Class A Shares shall be entitled to share equally in the assets of the Corporation remaining upon liquidation of the Corporation after the creditors of the Corporation have been satisfied.

3. There shall be attached to the Preferred Shares the following rights, privileges, restrictions and conditions, namely:

(a) The Preferred Shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions;

(b) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, be entitled to preference over the Common Shares and Class A Shares, and over any other shares of the Corporation ranking by their terms junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and Class A Shares, and any other shares of the Corporation ranking by their terms junior to the Preferred Shares as may be fixed in accordance with subclause (a) above; and

(c) If any cumulative dividends or amount payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate ratably in respect of accumulated dividends and return of capital.

4. The 2,152,465 Voting Preferred Shares, Series V ("Series V Shares") in the capital of the Corporation shall have attached thereto the following rights, restrictions, conditions and privileges:

ARTICLE I
GENERAL RIGHTS

1.1 In these articles pertaining to the Series V Shares, unless the context otherwise requires:

(a) "Common Shares" means the common shares in the

authorized capital of the Corporation;

(b) "holder" means a holder of one or more outstanding Series V Shares as shown at any time and from time to time on the securities register of holders of Series V Shares as maintained by the Corporation in accordance with the Business Corporations Act (Alberta); and

(c) "Voting Basis" means the number of votes attached to an issued and outstanding Series V Share, which is one vote for each share, subject to adjustment in accordance with Article III hereof.

1.2 The holders of the Series V Shares are:

(a) Voting Rights: entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation (except meetings at which only holders of a specified class, other than Common Shares, or series of shares are entitled to vote), and are entitled to exercise the right to vote in respect of each Series V Share held on the Voting Basis;

(b) Dividend Rights: not entitled to receive any dividend; and

(c) Liquidation, Dissolution or Winding-Up: not entitled to participate in the distribution of property or assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs other than payment of the redemption price specified in Article II hereof.

ARTICLE II
REDEMPTION

2.1 The Series V Shares shall be and shall be deemed to be redeemed without further notice, formality, or payment on a one-for-one basis at a price of $0.00287851 per share immediately and concurrently upon the earlier of (i) the issuance of Common Shares upon the exercise of Series A Warrants of the Corporation in accordance with the terms and conditions of the Series A Warrants, and (ii) the expiry of the Series A Warrants, and upon any such redemption all Series V Shares acquired by the Corporation shall be cancelled.

ARTICLE III
ADJUSTMENT

3.1 If and whenever at any time a Series V Share is outstanding, the Corporation:

(a) subdivides (or changes) the outstanding Common Shares into a greater number of shares;

(b) consolidates (or reduces or combines) the outstanding Common Shares into a lesser number of shares; or

(c) issues Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend (other than the issue of Common Shares to holders of Common Shares pursuant to their exercise of an option to receive dividends in the form of Common Shares in lieu of cash paid in the ordinary course on the Common Shares) or other distribution,

the Voting Basis is, on and after the effective date of such subdivision, consolidation or issuance, as the case may be, appropriately adjusted, and any holder of outstanding Series V Shares is entitled to exercise the voting rights attached to those Series V Shares, to maintain (by increase or reduction, as the case may be) the holder's proportionate voting position in respect of the outstanding Common Shares as of the effective date thereof. Any such adjustment is to be made successively whenever any event referred to in this section 3.1 occurs.

3.2 The adjustments provided for herein are cumulative and apply (without duplication) to successive events resulting in any adjustments.

3.3 Forthwith after any adjustment hereunder, the Corporation shall file, with its Transfer Agent, a certificate certifying as to the nature of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment.

3.4 If, in the opinion of the board of directors of the Corporation, the provisions of this Article III are not strictly applicable, or if strictly applicable would not fairly protect the rights of the holders of the Series V Shares in accordance with the intent and purposes hereof, the board of directors shall make any adjustment in such provisions as the board of directors deems appropriate having regard to the best interests of the holders of the Series V Shares.

5. The 3,874,437 Non-Voting Preferred Shares, Series W ("Series W Shares") in the capital of the Corporation shall have attached thereto the following rights, restrictions, conditions and privileges:

ARTICLE I
GENERAL RIGHTS

1.1 In these articles pertaining to the Series W Shares, unless the context otherwise requires:

(a) "Class A Shares" means the Class A shares in the authorized capital of the Corporation; and

(b) "holder" means a holder of one or more outstanding

Series W Shares as shown at any time and from time to time on the securities register of holders of Series W Shares as maintained by the Corporation in accordance with the Business Corporations Act (Alberta).

1.2 The holders of the Series W Shares are:

(a) Voting Rights: not entitled to receive notice of or to attend or vote at any meeting of the holders of shares other than the Series W Shares of the Corporation (except meetings at which the holders of the Series W Shares are entitled by law to vote);

(b) Dividend Rights: not entitled to receive any dividend; and

(c) Liquidation, Dissolution or Winding-Up: not entitled to participate in the distribution of property or assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs other than payment of the redemption price specified in Article II hereof.

ARTICLE II
REDEMPTION

2.1 The Series W Shares shall be and shall be deemed to be redeemed without further notice, formality, or payment on a one-for-one basis at a price of $0.00287851 per share immediately and concurrently upon the earlier of (i) the issuance of Class A Shares upon the exercise of Series A Warrants of the Corporation in accordance with the terms and conditions of the Series A Warrants, and (ii) the expiry of the Series A Warrants, and upon any such redemption all Series W Shares acquired by the Corporation shall be cancelled.

SCHEDULE OF OTHER PROVISIONS

(a) The directors of the Corporation may, without authorization of the shareholders:

(i) borrow money on the credit of the Corporation;

(ii) issue, reissue, sell or pledge debt obligations of the Corporation;

(iii) subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligations of the Corporations.

(b) The directors may, by resolution, delegate the powers refereed to in subsection (a) hereof to a director, a committee of directors or an officer.

(c) The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of Corporation.

(d) Meetings of the shareholders may be held at any place within Canada or the United Sates of America.